EXHIBIT 21

(21)	Subsidiaries of Registrant

	A.	Registrant: Tejon Ranch Co.

	B.	Subsidiaries of Registrant

		a.	Tejon Ranchcorp.
		b.	Laval Farms Corporation, formerly Tejon Agricultural Corporation.
		c.	Laval Agricultural Company, formerly Tejon Farming Company.
		d.	Tejon Marketing Company.
		e.	Tejon Ranch Feedlot, Inc.
		f.	White Wolf Corporation.
		g.	Tejon Development Corporation.
		h.	Tejon Industrial Corp.
		i.	Champion Feedlot Trading Corp., a Texas corporation, 100% of whose Common Stock is owned by Tejon Ranch Feedlot, Inc.
		j.	Liebre East Texas, Inc., a Texas corporation, 100% of whose Common Stock is owned by Tejon Ranch Feedlot, Inc.
		k.	Tejon Almond Growers, LLC, a Delaware limited liability company; 2/3 of the membership interest is owned by Tejon Ranchcorp.
		l.	Pastoria Power Project LLC, a California limited liability company, 99% of whose membership interest is owned by Tejon Ranchcorp and 1% of whose membership interest is owned by Registrant.
		m.	Eastquads 3820 LLC, a Delaware limited liability company.
		n.	Eastquads 3826 LLC, a Delaware limited liability company.
		o.	Eastquads 3832 LLC, a Delaware limited liability company.
		p.	RSF 6051 LLC, a Delaware limited liability company.
		q.	Tejon Cattle Feeders L.L.C., a Texas limited liability company.

	C.	Each of the aforesaid subsidiaries is included in Registrant’s Consolidated Financial Statements, set forth in answer to Item 14(a)(1) hereof.

D.

Each of the aforesaid subsidiaries (a) is a corporation unless otherwise stated, (b) was organized and incorporated or filed under the laws of the State of California unless otherwise stated, and (c) has 100% of its Common Stock (if a corporation) or membership interest (if a limited liability company) owned by Tejon Ranchcorp unless otherwise stated.

E.       Each of the aforesaid subsidiaries does business under its name, as shown.  Registrant also does business under the name Tejon Ranch Company.  Tejon Ranchcorp also does business under the names Tejon Ranch Company, Tejon Ranch, Fireside Oak Co., and Grapevine Center.  Tejon Ranch Feedlot, Inc. and Champion Feedlot Trading Corp. did business under the name Champion Feeders until the Texas feedlot was sold in July 2001.  Tejon Almond Growers, LLC does business under the name Pacific Almond Co.

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